Exhibit 4.1

COMMON STOCK PAR VALUE $0.01	COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP _____________________
ATHENS BANCSHARES CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE
THIS CERTIFIES THAT
S P E C I M E N
is the owner of:
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF
ATHENS BANCSHARES CORPORATION
     The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent and registrar), to all of which provisions the holder by acceptance hereof, assents.
     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.
     IN WITNESS THEREOF, Athens Bancshares Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:	_______________________	[SEAL]

	President and Chief Executive Officer		Corporate Secretary

Athens Bancshares Corporation
     The shares represented by this certificate are subject to a limitation contained in the Charter to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.
     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.
     The shares represented by this certificate may not be cumulatively voted on any matter. Pursuant to the Charter, the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions and to amend certain provisions of the Charter.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT - _____________ custodian _____________
(Cust) (Minor)

TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act
___________________
(State)

JT TEN - as joint tenants with right	UNIF TRF MIN ACT - _____________ custodian (until age ___)
of survivorship and not as	_____________ under Uniform Transfers
tenants in common	to Minors Act _______________________
(State)
Additional abbreviations may also be used though not in the above list.
For value received, _____________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFICATION NUMBER OF ASSIGNEE
Please print or typewrite name and address including postal zip code of assignee
___________________________________ shares of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint ______________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED	_______________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT OR ANY
CHANGE WHATEVER.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15